Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GE HEALTHCARE TECHNOLOGIES INC.

(a Delaware corporation)

GE HealthCare Technologies Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The corporation was originally formed as a limited liability company in the State of Delaware on May 16, 2022. The corporation converted from a limited liability company to a corporation on [•], 2022 upon the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on [•], 2022 (as amended and in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”).

2. This Amended and Restated Certificate of Incorporation (as it may be further amended, the “Certificate of Incorporation”), which restates, integrates and further amends the Original Certificate of Incorporation, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the DGCL, and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and shall be effective as of [•] eastern time, on [•], 2023.

3. The Original Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is GE HealthCare Technologies Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is [•], divided into two classes of stock as follows: [•] shares of Common Stock, par value $0.01 per share (the “Common Stock”) and [•] shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Voting. Except as otherwise expressly provided herein or required by the DGCL, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as may otherwise be provided in this Certificate of Incorporation or in any amendment hereto, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”) or by applicable law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

(b) Dividends. Subject to the rights of the holders of shares of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the board of directors of the Corporation (the “Board of Directors”).

Section 4.3 Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of shares of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series. The powers, designations, preferences and relative, participating, optional or other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series at any time outstanding.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.2 Number. Subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors pursuant to any Preferred Stock Designation, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution of the Board of Directors.

Section 5.3 Election. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Certificate of Incorporation (including any Preferred Stock Designation), shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders.

Section 5.4 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, retirement, disqualification, resignation, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, retirement, disqualification, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 5.5 Removal of Directors. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock pursuant to the terms of any Preferred Stock Designation, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors generally, voting together as a single class.

Section 5.6 Ballot; Notice; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting of Stockholders. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTIONS

Section 6.1 No Written Consent. Except as otherwise provided for in any Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any written consent by such stockholders.

ARTICLE VII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

LIABILITY OF DIRECTORS AND OFFICERS

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1 Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Section 10.1 shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Section 10.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [•]th day of [•], 202[•].

GE HEALTHCARE TECHNOLOGIES INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation of GE HealthCare Technologies Inc.]